EXHIBIT 32.2

                          SABANES-OXLEY ACT SECTION 906
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

         I, John C. Haller, the Chief Financial Officer of Commercial Bancshares, Incorporated (the "Company"), certify that (i) the Annual Report on Form 10-K for the Company for the year ended December 31, 2003 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                               /s/ John C. Haller
                                               ----------------------------
                                               Chief Financial Officer
                                               Dated: March 29, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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